Registration No. 333-
        ====================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549
				  -------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
				  -------------------

                                 TUC Holding Company
                        TO BE KNOWN AS TEXAS UTILITIES COMPANY
          (Exact name of registrant as specified in its charter)
                  TEXAS                                  75-2669310
             (State or other                          (I.R.S. Employer
               jurisdiction                          Identification No.)
           of incorporation or
              organization)
                                     ENERGY PLAZA
                                  1601 BRYAN STREET
                                 DALLAS, TEXAS  75201
                                    (214) 812-4600
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
				 ---------------------

            ROBERT A. WOOLDRIDGE,   PETER B. TINKHAM,    ROBERT J. REGER,
                    Esq.                  Esq.               JR.,Esq.
              Worsham, Forsythe         Treasurer       Reid & Priest LLP
            & Wooldridge, L.L.P.      Energy Plaza         40 West 57th
              1601 Bryan Street     1601 Bryan Street         Street
            Dallas, Texas  75201     Dallas, Texas     New York, New York
               (214) 979-3000             75201               10019
                                     (214) 812-4600       (212) 603-2000

            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                          				  -------------------

                                      Copies to:

            DOUGLAS W. HAWES,   WILLIAM T. SATTERWHITE,   DAVID N. BROWN,
                  Esq.                    Esq.                  Esq.
             LeBoeuf, Lamb,      Senior Vice President      Covington &
                 Greene                   and                 Burling
            & MacRae, L.L.P.        General Counsel             1201
              125 West 55th       ENSERCH Corporation       Pennsylvania
                 Street            300 South St. Paul       Avenue, N.W.
           New York, New York            Street           Washington, D.C.
                  10019           Dallas, Texas 75201          20044
				  -------------------

               Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. The issuance of securities shall occur when all other conditions to the merger of TUC Merger Corp., a Texas corporation and a wholly owned subsidiary of the
          Registrant, with and into Texas Utilities Company (the "TUC Merger") and the merger of ENSERCH Merger Corp., a Texas corporation and a wholly owned subsidiary of the Registrant, with and into ENSERCH Corporation (the "ENSERCH Merger" and, together with the TUC Merger, the "Mergers") pursuant to the Amended and Restated Agreement and Plan of Merger described in the Joint
          Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4, Registration No. 333-12391, have been satisfied or waived.
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
          registration statement for the same offering. [X]   Registration
          No. 333-12391
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

                           CALCULATION OF REGISTRATION FEE
         =================================================================
                                     Proposed
                                     maximum    Proposed
         Title of each   Amount      offering   maximum
           class of      to be       price      aggregate    Amount of
         securities to   registered  per unit   offering     registration
         be registered       (1)          (2)   price (3)    fee
         -----------------------------------------------------------------
        Common Stock,
        without par
        value   . . .    1,270,000   $35.0625   $44,529,375  $13,494
			 shares
         =================================================================
          (1) Additional number of shares of common stock which may be issued in the Mergers and the Conversion (as defined in Note 2 to Calculation of Registration Fee in Registration No. 333-12391).
          (2) Pursuant to Rules 457(f)(1) and 457(c) of the rules and regulations under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the common stock of Texas Utilities Company (predecessor to the Registrant) as reported on the New York Stock Exchange consolidated tape on August 1, 1997.
          (3) Estimated solely for the purpose of calculating the registration fee.
         =================================================================

                         DOCUMENTS INCORPORATED BY REFERENCE

               The contents of the Registration Statement on Form S-4 filed by TUC Holding Company (the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 333-12391), pursuant to the Securities Act of 1933, as amended, including each of the documents filed by the Company with the Commission and incorporated by reference therein are incorporated by reference into this Registration Statement.

                  PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS.



          ITEM 16.  EXHIBITS.

               All exhibits filed with or incorporated by reference in the Company's Registration Statement (File No. 333-12391) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith.




          NUMBER EXHIBIT      DESCRIPTION OF DOCUMENT
          --------------      -----------------------

          3(b)   --           Restated Bylaws of the Company.

          5(a)   --           Opinion re Legality of Worsham, Forsythe &
                              Woodridge, L.L.P.

          8(a)   --           Opinion re Tax Matters of Reid & Priest LLP.

          8(b)   --           Opinion re Tax Matters of King & Spalding.

          15(a)  --           Letter of Deloitte & Touche LLP regarding
                              unaudited interim   financial information.

          15(b)  --           Letter of Deloitte & Touche LLP regarding
                              unaudited interim financial information.

          23(a)  --           Consent of Worsham, Forsythe & Wooldridge,
                              L.L.P. (included in Exhibit 5(a)).

          23(b)  --           Consent of Reid & Priest LLP (included in
                              Exhibit 8(a)).

          23(c)  --           Consent of King & Spalding (included in
                              Exhibit 8(b)).

          23(d)  --           Consent of Deloitte & Touche LLP.

          23(e)  --           Consent of Deloitte & Touche LLP.

          23(f)  --           Consent of Barr Devlin & Co. Incorporated.

          23(g)  --           Consent of Morgan Stanley & Co. Incorporated.

          23(h)  --           Consent of Arthur Andersen LLP.

          24(a)  --           Power of Attorney (see Page II-2).

                                  POWER OF ATTORNEY


               Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 4th day of August, 1997.

                                        TUC Holding Company

                                        By       /s/ Erle Nye
                                          ------------------------------
                                         (Erle Nye, Chairman of the Board
                                              and Chief Executive)

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                    SIGNATURE                        TITLE           DATE
                    ---------                        -----           ----

          /s/ ERLE NYE                              Principal
          -------------------------------------     Executive    August 4, 1997
          (Erle Nye, Chairman and Chief Executive)  Officer and
                                                    Director


          /s/ PETER B. TINKHAM                      Principal
          -------------------------------------     Financial    August 4, 1997
          (Peter B. Tinkham, Treasurer and          Officer
          Assistant Secretary)


          /s/ MARC D. MOSELEY                       Principal
          --------------------------------------    Accounting   August 4, 1997
          (Marc D. Moseley, Acting Controller)      Officer


          /s/ ROBERT A. WOOLRIDGE                   Director     August 4, 1997
          --------------------------------------
          (Robert A. Woolridge)

                                  INDEX TO EXHIBITS


          NUMBER
          EXHIBIT        DESCRIPTION OF DOCUMENT
          -------        ------------------------

          3(b)        -- Restated Bylaws of the Company.

          5(a)        -- Opinion re Legality of Worsham, Forsythe &
                         Woodridge, L.L.P.

          8(a)        -- Opinion re Tax Matters of Reid & Priest LLP.

          8(b)        -- Opinion re Tax Matters of King & Spalding.

          15(a)       -- Letter of Deloitte & Touche LLP regarding
                         unaudited interim financial information.

          15(b)       -- Letter of Deloitte & Touche LLP regarding
                         unaudited interim financial information.

          23(a)       -- Consent of Worsham, Forsythe & Wooldridge, L.L.P.
                         (included in Exhibit 5(a)).

          23(b)       -- Consent of Reid & Priest LLP (included in Exhibit
                         8(a)).

          23(c)       -- Consent of King & Spalding (included in Exhibit
                         8(b)).

          23(d)       -- Consent of Deloitte & Touche LLP.

          23(e)       -- Consent of Deloitte & Touche LLP.

          23(f)       -- Consent of Barr Devlin & Co. Incorporated.

          23(g)       -- Consent of Morgan Stanley & Co. Incorporated.

          23(h)       -- Consent of Arthur Andersen LLP.

          24(a)       -- Power of Attorney (see Page II-5).